Exhibit 99.1

TBD SAFETY, LLC

Financial Statements as of December 31, 2019 and for the period from June 19, 2019 (date of inception) through December 31, 2019, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members of

TBD Safety, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of TBD Safety, LLC (the “Company”), which comprise the balance sheet as of December 31, 2019, and the related statements of operations, members’ equity and cash flows for the period from June 19, 2019 (date of inception) through December 31, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TBD Safety, LLC as of December 31, 2019, and the results of its operations and its cash flows for the period from June 19, 2019 (date of inception) through December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

New York, NY

January 6, 2021

TBD SAFETY, LLC

BALANCE SHEET

As of December 31, 2019

2019
ASSETS
Current assets:
Cash and cash equivalents	$26,418
Accounts receivable	116,670
Inventories	282,782
Prepaid inventory	877,764
Total current assets	1,303,634
Intangible assets, net	1,450,000
Total assets	$2,753,634

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Line of credit	$20,000
Accounts payable	8,271
Total current liabilities	28,271

Notes payable, related parties, less current portion	1,750,000
Total liabilities	1,778,271

Commitments and contingencies

Members’ equity:
Members’ equity	975,363
Total members’ equity	975,363
Total liabilities and members’ equity	$2,753,634

The accompanying notes are an integral part of these financial statements.

TBD SAFETY, LLC

STATEMENTS OF OPERATIONS

For the Period from June 19, 2019 (date of inception) through December 31, 2019

2019

Revenues	$674,252
Cost of revenues	563,054
Gross profit	111,198

Selling, general and administrative	815,463

Operating loss	(704,265)

Non-operating income (expense):
Interest expense, net	(120,432)
Total non-operating expense	(120,432)

Net loss	$(824,697)

The accompanying notes are an integral part of these financial statements.

TBD SAFETY, LLC

STATEMENTS OF MEMBERS’ EQUITY

For the Period from June 19, 2019 (date of inception) through December 31, 2019

Members’ Equity

Balance, June 19, 2019	$-

Contributions	1,800,060

Net loss	(824,697)

Balance, December 31, 2019	$975,363

The accompanying notes are an integral part of these financial statements.

TBD SAFETY, LLC

STATEMENTS OF CASH FLOWS

For the Period from June 19, 2019 (date of inception) through December 31, 2019

2019

Cash flows from operating activities:
Net loss	$(824,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50,000
Changes in assets and liabilities:
Accounts receivable	(116,670)
Inventory	(282,782)
Prepaid inventory	(877,764)
Accounts payable	8,271
Net cash used in operating activities	(2,043,642)

Cash flows from investing activities:
Purchases of patents	(1,500,000)
Net cash used in investing activities	(1,500,000)

Cash flows from financing activities:
Borrowings under lines of credit	1,770,000
Contributions	1,800,060
Net cash provided by financing activities	3,570,060

Net increase in cash and cash equivalents	26,418

Cash and cash equivalents, beginning of the period	-

Cash and cash equivalents, end of the period	$26,418

Supplemental disclosure of cash flow information:
Interest paid	$123,678

The accompanying notes are an integral part of these financial statements.

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

As used herein, “TBD” and the “Company” refer to TBD Safety, LLC and/or its management. TBD Safety, LLC, a Delaware limited liability company, was formed on June 19, 2019. TBD generates revenues and related cash flows from the sale of emergency response devices which allows the consumer to have a direct connection to 911 at the push of a single button, the consumer is connected to the emergency services that they require with no monthly fees. The Company commenced operations on June 19, 2019.

COVID-19

COVID-19 has caused and continues to cause significant loss of life and disruption to the global economy, including the curtailment of activities by businesses and consumers in much of the world as governments and others seek to limit the spread of the disease, and through business and transportation shutdowns and restrictions on people’s movement and congregation.

As a result of the pandemic, we have experienced, and continue to experience, weakened demand for our products. Many of our wholesale and retail customers have been unable to sell our products in their stores due to government-mandated closures and have deferred or significantly reduced orders for our products. We expect these trends to continue until such closures are significantly curtailed or lifted. In addition, the pandemic has reduced foot traffic in their stores where our products are sold that remain open, and the global economic impact of the pandemic has temporarily reduced consumer demand for our products as they focus on purchasing essential goods.

Given these factors, the Company anticipates that the greatest impact from the COVID-19 pandemic will occur in the third and fourth quarters of fiscal 2020 and first quarter of fiscal 2021 and will most likely result in a significant delay in the sales of our products.

In addition, certain of our suppliers and the manufacturers of certain of our products were adversely impacted by COVID-19. As a result, we faced delays or difficulty sourcing products, which negatively affected our business and financial results. Even if we are able to find alternate sources for such products, they may cost more and cause delays in our supply chain, which could adversely impact our profitability and financial condition.

We have taken actions to protect our employees in response to the pandemic, including closing our corporate office and requiring our office employee to work from home. At the manufacturing facility where our products are produced, certain practices have been taken into effect to safeguard workers, including a staggered work schedule, and shortening of the work week. If this were to continue, it may significantly delay our ability to have product produced for delivery.

As a result of the impact of COVID-19 on our financial results, and the anticipated future impact of the pandemic, we have implemented cost control measures and cash management actions, including:

● Furloughing a significant portion of our employees; and

● Implementing 20% salary reductions across our executive team and other members of upper-level management; and

● Executing reductions in operating expenses, planned inventory levels and non-product development capital expenditures; and

● Proactively managing working capital, including reducing incoming inventory to align with anticipated sales

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. TBD believes that, of the accounting policies described herein, the accounting policies associated with revenue recognition, the estimate of the allowance for bad debts, impairment of patent-related intangible assets, the determination of the economic useful life of the amortizable intangible assets, require its most difficult, subjective or complex judgments.

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate fair values due to the short-term nature of these instruments. The carrying amount of the Company’s notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features are comparable to rates of returns for instruments of similar credit risk.

Concentration of Credit Risks. Financial instruments that potentially subject TBD to concentrations of credit risk are cash equivalents and revenues. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. TBD has not experienced any significant losses on its deposits of cash and cash equivalents.

For the period from June 19, 2019 (date of inception) through December 31, 2019, the following customer represented more than 10% of total revenues:

Customer A	79%

Cash and Cash Equivalents. TBD considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents. At December 31, 2019, the Company did not have any cash equivalents.

Accounts Receivable. Trade receivables are recorded at unpaid principal balance when invoices are issued. Trade receivables are written off when they are determined to be uncollectible based on specific facts and circumstances on a customer-by-customer basis. The allowance for doubtful accounts is increased by charges to the income statement and decreased by charge offs Management’s periodic evaluation of the adequacy of the allowance for doubtful accounts is based on the Company’s historical losses, existing economic conditions, and the financial stability of its customers. It is possible that management’s estimate of allowance for doubtful accounts will change in the near term. Trade receivables are deemed past due based on contractual terms. Contractual terms are usually 30 days from the date of the invoice, but some customers are granted shorter or longer terms. Interest is not accrued on past due balances due to the timely nature of most collections. Since inception, the Company’s bad debts have not been material.

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

Inventories. Inventories are stated at the lower of cost or market and consist of finished goods held for sale. Cost is determined using the first-in, first-out (“FIFO”) cost method. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete, or slow moving based on changes in customer demand, technology developments, or other economic factors. At December 31, 2019, the Company’s inventory consisted of principally finished goods.

Intangible assets. Intangible assets include the cost of patents or patent rights (hereinafter, collectively “patents”). Patent costs are amortized utilizing the straight-line method over their remaining economic useful lives, which has been determined to be 15 years. Costs incurred related to patents prior to issuance are included in prepaid patent expense until the time the patent is issued and amortization begins or until management determines it is no longer likely the patent will be issued and amounts are expensed. At December 31, 2019, the Company did not have any prepaid patent expense.

Impairment of Long-lived Assets. TBD reviews long-lived assets and intangible assets for potential impairment annually and when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. In the event the expected undiscounted future cash flows resulting from the use of the asset is less than the carrying amount of the asset, an impairment loss is recorded equal to the excess of the asset’s carrying value over its fair value. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows. In the event that management decides to no longer allocate resources to a patent portfolio, an impairment loss equal to the remaining carrying value of the asset is recorded.

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

Income Taxes. We account for income taxes under the provisions of the Financial Accounting Standards Board (“FASB”) ASC Topic 740 “Income Taxes” (“ASC Topic 740”). TBD was formed as a limited liability company under the laws of the State of Delaware. As such, net income or loss is not subject to federal or state corporate income taxes, but rather is included in taxable income or loss of the individual members. Accordingly, no provision for income taxes has been included in the accompanying financial statements. In addition, management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in our financial statements as of December 31, 2019. We do not expect any significant changes in unrecognized tax benefits within twelve months of the reporting date. Our policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of operations. The Company may make distributions to its members for the payment of federal and state income taxes arising at the member level as a result of the Company’s tax status.

Revenue Recognition. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectability of amounts is reasonably assured.

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

Revenue is recognized when performance obligations under the terms of the contracts are satisfied. Our performance obligation primarily consists of delivering products to our customers. Control is transferred upon providing the products to retail customers, upon shipment of our products to the consumers from our ecommerce sites, and upon shipment from our distribution centers to our retail customers. Once control is transferred to the customer, we have completed our performance obligation.

Our receivables resulting from customers are generally collected within three months, in accordance with our established credit terms. Our direct-to-consumer ecommerce and retail store receivables are collected within a few days. Our revenue, including freight income, is recognized net of applicable taxes in the Statements of Operations.

In certain areas of our retail business, we offer discounts and allowances to support our customers. Some of these arrangements are written agreements, while others may be implied by customary practices in the industry. Wholesale sales are recorded net of discounts, allowances, and operational chargebacks. As certain allowances and other deductions are reported at a later date, program or other event which may not have occurred, we estimate such discounts, allowances, and returns that we expect to provide.

We only recognize revenue to the extent that it is probable that we will not recognize a significant reversal of revenue when the uncertainties related to the variability are ultimately resolved. In determining our estimates for discounts, allowances, chargebacks, and returns, we consider historical and current trends, agreements with our customers and retailer performance. We record these discounts, returns and allowances as a reduction to net sales in the Statements of Operations.

We record shipping and handling charges incurred by us before and after the customer obtains control as a fulfillment cost rather than an additional promised service. Our customers’ terms are less than one year from the transfer of goods, and we do not adjust receivable amounts for the impact of the time value of money. We do not capitalize costs of obtaining a contract which we expect to recover, such as commissions, as the amortization period of the asset recognized would be one year or less.

Segment Reporting. TBD uses the management approach, which designates the internal organization that is used by management for making operating decisions and assessing performance as the basis of TBD’s reportable segments. TBD’s emergency response product business constitutes its single reportable segment.

Advertising. Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

3. INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2019, which was purchased from one of the members for cash. Such amount approximated the member basis in the patents:

2019

Patents and patent rights	$1,500,000
1,500,000
Less: accumulated amortization	(50,000)
Total intangible assets, net	$1,450,000

Amortization expense was $50,000 for the period from June 19, 2019 (date of inception) through December 31, 2019. The weighted-average remaining estimated economic useful life of TBD’s patents and patent rights is 14.5 years. Scheduled annual aggregate amortization expense is estimated to be $100,000 in 2020 through 2033 and $50,000 in 2034.

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

4. DEBT

On June 21, 2019, the Company entered into secured line of credit agreements and promissory notes with three of its members. The agreements are secured by inventory owned by the Company. The lines of credit have a 15.00% interest rate per annum and mature twelve months from the advance date. The agreements were informally extended until June 21, 2021.

Related party principal and related accrued interest under the notes payable were as follows as of December 31, 2019:

2019

Line of credit – Mercury Funding, related party, 15%	$58,333
Line of credit – TCBM Holdings, related party, 15%	116,667
Line of credit – Ventus Capital, related party, 15%	1,575,000
1,750,000
Less: current portion	-
Long-term portion	$1,750,000

Bank revolving credit and related accrued interest under the note payable were as follows as of December 31, 2019:

2019

Line of credit – Wells Fargo	$20,000
20,000
Less: current portion	20,000
Long-term portion	$-

The company had a $50,000 line of credit with Wells Fargo Bank of which $20,000 was drawn upon. The line of credit was closed on September 3, 2020. Interest expense was $123,750 of which $120,432 was related party interest expense.

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

5. MEMBERS’ EQUITY

Net profit and losses are allocated based on terms set forth and defined in the Company’s operating agreement. Distributions, if approved by the Board of Managers, are first made pro rata based on member’s respective Capital Account balance, as defined in the Company’s operating agreement. Once Capital Account balances are reduced to zero, distributions, thereafter, are made pro rata based on member’s respective units owned. Members’ equity consists of the following at December 31, 2019:

2019

Member A	$1,500,019
Member B	300,003
Member C	19
Member D	19
Total Contributions	1,800,060
Net Loss	(824,697)
Total Members’ Equity	$975,363

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

6. COMMITMENTS AND CONTINGENCIES

Operating Leases. TBD conducts its business remotely and its rent expense and long-term leases as of December 31, 2019 and for the period from June 19, 2019 (date of inception) through December 31, 2019 were not material.

TBD SAFETY, LLC

NOTES TO FINANCIAL STATEMENTS

7. SUBSEQUENT EVENTS

On September 29, 2020, Vinco Ventures, Inc. (as “Purchaser”) entered into a Purchase and Sale Agreement (the “Agreement”) with Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC (together the “Sellers”) to acquire all outstanding Membership Units (the “Units”) of TBD Safety, LLC (“TBD”). Collectively, the Sellers own all outstanding Units of TBD. Under the terms of the Agreement, the Purchaser is to issue a total of Two Million Two Hundred Ten Thousand Three Hundred Eighty-Two (2,210,382) shares of its common stock and a total of Seven Hundred Sixty-Four Thousand Six Hundred Eighteen (764,618) shares of a newly designated Preferred Stock (the “Preferred”). In addition, the Purchaser and Sellers shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of the Sellers obligating the Purchaser to register such Common Stock and shares of Common Stock to be issued upon conversion of the Preferred within 120 days after the Closing. The Sellers shall have an Earn Out Consideration – At such time as the Assets purchased in the Agreement achieve cumulative revenue of $10,000,000, the Sellers shall earn a total of One Hundred Twenty-Five Thousand (125,000) shares of Common Stock. The closing of the transaction occurred on October 16, 2020.

On May 4, 2020, the Company entered into a loan agreement (“PPP Loan”) with First Home Bank under the Paycheck Protection Program (the “PPP”), which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the United States Small Business Administration (“SBA”). The Company received proceeds of $62,500 from the PPP Loan. In accordance with the requirements of the PPP, the Company intends to use proceeds from the PPP Loan primarily for payroll costs, subject to thresholds, rent and utilities. The PPP Loan has a 1.00% interest rate per annum and matures on May 4, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The PPP Loan is included in notes payable on the consolidated balance sheet.